UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

FTAC EMERALD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	EMLDU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	EMLD	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share	EMLDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2023, FTAC Emerald Acquisition Corp., a Delaware corporation (the “Company”), held a special meeting in lieu of an annual meeting of its stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved (A) an amendment (the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate its initial business combination from September 20, 2023 to January 19, 2024 (or such earlier date as determined by the Company’s Board of Directors); and (B) an amendment (the “Trust Amendment”) to the Company’s Investment Management Trust Agreement dated December 15, 2021, with Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow the trustee to liquidate the trust account (the “Trust Account”) established in connection with the Company’s initial public offering at such time as may be determined by the Company as set forth in the Charter Amendment.

The Charter Amendment was filed with the Delaware Secretary of State on September 19, 2023, and in connection therewith, the Company entered into the Trust Amendment to extend the term of the Trust Agreement.

The foregoing descriptions of the Trust Amendment and the Charter Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Meeting, the Company’s stockholders approved the Charter Amendment, the Trust Amendment and a proposal to approve the adjournment of the Meeting from time to time if determined by the chairperson of the Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Charter Amendment

Votes for	Votes against	Abstentions
27,936,543	779,931	0

Trust Amendment

Votes for	Votes against	Abstentions
27,935,932	780,542	0

Adjournment Proposal

Votes for	Votes against	Abstentions
27,936,543	779,931	0

Item 7.01 Regulation FD Disclosure.

In connection with the approval and implementation of the Charter Amendment, the holders of 9,239,192 publicly outstanding shares of Class A common stock of the Company (“Public Shares”) exercised their right to redeem their shares for cash at a redemption price of approximately $10.4762 per share, for an aggregate redemption amount of approximately $96,791,644. Following such redemptions, 15,630,150 Public Shares remain outstanding.

Item 8.01 Other Events.

Following the Meeting, Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC (collectively, the “Sponsors”), as the holders of 100% of the Company’s shares of Class B common stock, par value $0.0001 per share, determined to convert all of the outstanding shares of Class B common stock to shares of the Company’s Class A common stock, par value $0.0001 per share, on a one-for-one basis (collectively, the “Class B Conversion”). Notwithstanding the Class B Conversion, the Sponsors, as well as the Company’s officers and directors, will be not entitled to receive any funds held in the Trust Account with respect to any shares of Class A common stock issued to such holders as a result of the Class B Conversion, and no additional amounts will be deposited into the trust account in respect of shares of Class A common stock held by the Sponsors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
10.1	Amendment to the Investment Management Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2023	FTAC EMERALD ACQUISITION CORP.

	By:	/s/ Bracebridge H. Young, Jr.
	Name:	Bracebridge H. Young, Jr.
	Title:	President and Chief Executive Officer

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